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EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF CVS CORPORATION:

We consent to incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397 and
2-53766 on Form S-8 and 333-52055 on Form S-3 and 333-78253 on Form S-4 of CVS Corporation of our reports dated January 27, 1999, except for Note 15, to which the date is November 12, 1999, relating to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the December 31, 1998 annual report on Form 10-K/A of CVS Corporation.

The consolidated balance sheet as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997, have been restated as discussed in
Note 15.



KPMG LLP

Providence, Rhode Island
November 15, 1999